EXHIBIT 99.1

Ixia Completes Acquisition of Net Optics, Inc.

CALABASAS, CA, December 5, 2013 — Ixia (Nasdaq: XXIA) announced that it has completed the previously announced acquisition of Net Optics, Inc., a leading provider of total application and network visibility solutions. With the addition of Net Optics’ product portfolio, Ixia will offer industry-leading, comprehensive network visibility and security solutions, giving enterprises and service providers a single resource to address all of their application and network visibility needs.

Greater network complexity due to the explosion of data creation, consumerization of IT and data center virtualization is driving enterprise organizations and service providers to increase visibility into their networks to ensure reliable, secure and high quality application delivery services to their customers. Although more monitoring and security tools are in use than ever before, IT organizations still face the challenge of managing access to the relevant data needed to sufficiently monitor, measure and troubleshoot customer quality of experience. Ixia network visibility solutions help solve this problem.

“The combined Ixia and Net Optics portfolios will enable our customers to achieve end-to-end visibility and security into their networks so they can focus on what truly matters – customer quality of experience,” said Errol Ginsberg, Chairman and Acting CEO at Ixia. “This acquisition reaffirms our commitment to grow our network visibility business, expand our enterprise and service provider customer base and broaden our channel and partner sales program.”

Ixia solutions provide end-to-end visibility and security, with data access to any point in the network – physical or virtual. Regardless of network scale or management needs, Ixia network visibility solutions easily integrate into data center environments and deliver the control and simplicity necessary to provide actionable insights to support business agility and scale as networks grow in size and scope. Ixia helps IT deliver on its service level agreements, meet its key performance indicators and provide best-in-class customer service.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding benefits of the acquisition and market position and capabilities as a result of the combined companies. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of our acquisition of Net Optics will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and introducing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

or

Ixia

Tom Miller, Chief Financial Officer

Tel: 818-444-2325

tmiller@ixiacom.com